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      Terra Systems, Inc. Announces New Members to its Board of Directors

Tuesday, May 15, 2007

Salt Lake City, Utah - Terra Systems, Inc. (OTC Bulletin Board: TSYI - News) - Terra Systems, Inc. ("TSYI") of Salt Lake City, Utah is pleased to announce the appointment of new independent members to its Board of Directors. The new members are: Frederick W. Buckman Sr., Reynold Roeder and Jerry Robert ("JR") Key. In addition, Brent M. Cook will join TSYI as a Consultant to the Board of Directors.

Frederick W. Buckman, Sr. - Mr. Buckman has extensive experience in leadership. Buckman was a co-founder and former Chairman and CEO of Trans-Elect, Inc., the first independent owner and developer of electrical transmission systems in the U.S. From 1994 to 1998, Buckman served as President and Chief Executive Officer of PacifiCorp. Prior to joining PacifiCorp, Buckman was President and Chief Executive Officer of Consumers Power Co., the utility subsidiary of CMS Energy. Buckman serves as a member of the board and Lead Director of StanCorp Financial Group (NYSE:SFG). He also serves as a member of the board of InfraSource Services, Inc. (NYSE:IFS) and MMC Energy (OTC BB:MMCN). A graduate of the University of Michigan with a bachelor's degree in science engineering, Buckman received his doctorate in nuclear engineering from the Massachusetts Institute of Technology and attended the advanced management program at Harvard Business School.

Reynold Roeder - Mr. Roeder brings over 25 years experience in operations, accounting, finance, investment banking and strategic planning with Portland Family of Funds, United Fund Advisors, LECTRIX LLC, PacifiCorp, and Deloitte & Touche. Mr. Roeder's management experience includes building several organizations from the ground up, structuring and negotiating large scale transactions and helping create industry standards in IRC Section 29 tax credits for synthetic fuels produced from coal. Mr. Roeder serves on the Board of Directors of Raser Technologies (NYSE Arca:RZ) and is the CEO of LECTRIX LLC, a developer of merchant electrical transmission lines. During his career, Mr. Roeder has held CPA licenses in the states of New York, California and Oregon. Mr. Roeder graduated with honors in Business Administration from Portland State University.

J.R. Key - Mr. Key has served in various senior positions during his career. He served as superintendent for Bankhead Mining Co., Jefferson Coal Co. and Cobb Coal Company in Alabama. He was General Manager of P.V. Mining Co. in Indiana. He later served as Vice President and General Manager of Bridger Coal Co. in Wyoming. From 1994 to 1997 he held the position of Director of Technical Services at InterWest Mining Company (a division of PacifiCorp) in Salt Lake City. Mr. Key became involved in the Section 29 projects with PacifiCorp in 1996. He presently oversees operations of the four synfuels plants for Synfuel Management, LLC. Mr. Key has over 35 years of coal industry experience.

Brent M. Cook -- Mr. Cook is the Chief Executive Officer of Raser Technologies (NYSE Arca:RZ). Previously, Mr. Cook was President of Headwaters, Inc., a billion dollar NYSE listed energy and energy technology company. He served with Headwaters from 1996 to 2002 in positions including CEO, President, and Chairman of the Board of Directors. Prior to his Headwaters career, Mr. Cook was Director of Strategic Accounts, Utah Operations, at PacifiCorp, an electric utility servicing seven western states.

Clayton Timothy, CEO of Terra Systems, Inc. stated: "Messrs. Buckman, Roeder, Key and Cook bring to Terra a wealth of management and public company expertise that will greatly benefit Terra Systems, Inc. Each has established a tremendous track record and is respected as an industry leader. The appointment to the Board of these individuals is another key step in the planned development and growth of Terra." Terra Systems, Inc. is a clean energy technology company incorporated in 1996 focused on advanced clean energy generation, enhancement and utilization of waste coal and upgrading of specialty carbon products. Please refer to for more information on Terra Systems, Inc.

Note: Certain statements contained herein may be forward-looking statements within the meaning of federal securities laws and Terra Systems, Inc. intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Terra Systems, Inc. expectations as to the managing and marketing of its businesses within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets, " "goals, " "projects, " believes, " "seeks, " "estimates, " variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. Although Terra Systems, Inc. believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement.

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